Exhibit 99.1

CONTACT: Chris Heinemann, AFC 707.792.4019 chris.heinemann@afc.com www.afc.com

FOR IMMEDIATE RELEASE

AFC Completes Acquisition of Marconi’s
North American Access Group

PETALUMA, Calif., February 23, 2004—AFC® (Nasdaq: AFCI), The Acronym for AccessSM, today announced the Company has completed its acquisition of Marconi’s North American Access group, a business unit of Marconi Communications, Inc., a subsidiary of Marconi Corporation plc (London: MONI and Nasdaq: MRCIY). A wholly owned subsidiary of AFC acquired the assets of Marconi’s U.S. access group for approximately $240 million in cash. The acquisition of Marconi’s U.S. access group supports key elements of AFC’s business strategy to expand its optical access portfolio, and enhances its ability to serve the demands and requirements of telecommunications carriers as they evolve their legacy networks to converged next-generation networks.

“This acquisition is a major step toward enhancing our optical access portfolio with an established Fiber-to-the-Curb solution that is already widely and successfully deployed by BellSouth,” said John Schofield, chairman, president and CEO of AFC. “We believe the addition of Marconi’s family of access solutions to our portfolio enables AFC to deliver the broadest range of innovative fiber-based access solutions to our customers. Carriers can deploy field-proven, deep-fiber access solutions that are in concert with their operating strategies and capital expenditures.”

“The acquisition of Marconi’s U.S. access group is a smart move by AFC,” commented Michael Howard, principal analyst for San Jose, Calif.-based Infonetics Research. “AFC adds to their Fiber-to-the-Premises solution, FiberDirectSM, a proven Fiber-to-the-Curb product offering.”

The transaction encompasses Marconi’s Bedford, Texas facility and its employees. The group will assume the AFC name and be organized as another regional site within the Company, which has sales and technical support centers located across the U.S. and abroad. The acquisition increases AFC’s headcount to approximately 1,000 employees worldwide.

“We are committed to ensuring a smooth integration of Marconi’s U.S. access group into AFC, as well as uninterrupted service and support for the combined customer base,” added Schofield. “As we grow to serve the needs of our diverse customer base, ranging from rural independents to the largest incumbents and regional Bells, our customers’ businesses and our relationships with them will remain top priorities for AFC.”

AFC will incorporate the DISC*S® family of access platforms across AFC’s solutions portfolio, creating a more robust portfolio of both copper and fiber-based access solutions and enhancing the Company’s ability to meet a variety of carrier requirements.

Marconi’s U.S. access group brings to AFC over four million fiber access lines of deployed capacity, with more than one million lines in service—the greatest number of fiber access lines deployed in North America.

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About AFC

Headquartered in Petaluma, Calif., AFC is a leading provider of broadband access solutions for the global telecommunications industry. With a customer base of more than 800 service providers worldwide, AFC continues to build and support the world’s evolving broadband access network architecture. Advanced Fibre Communications, Inc., AFC, and the AFC logo are registered trademarks and The Acronym for Access and FiberDirect are service marks of Advanced Fibre Communications, Inc. Copyright 2004. All rights reserved. Any other trademarks are the property of their respective owners. For more information, please visit AFC online at www.afc.com or call 1-800-690-AFCI.

Except for historical information contained in this press release, the foregoing contains forward-looking statements regarding future events and the future performance of AFC that involve risks and uncertainties, including statements as to the expected benefits of the acquisition. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including the risks that AFC will not be able to successfully integrate Marconi’s North American Access group’s products and employees into AFC; that AFC’s new products will not achieve anticipated market acceptance; and that AFC will experience increased competition due to its expanded product offering. Information about additional potential factors that could affect AFC’s financial results is included in AFC’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.